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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 15, 2004


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                             STUDENT ADVANTAGE, INC.
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             (Exact name of Registrant as specified in its charter)


            Delaware                  0-21673                   04-3263743
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       (State or Other           (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)



                       280 Summer Street, Boston, MA               02210
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               (Address of principal executive offices)          (Zip Code)

               Registrant's telephone number, including area code

                                 (617) 912-2000

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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS


         On March 15, 2004, Student Advantage, Inc. (the "Company") sold substantially all the assets of its Official College Sports Network ("OCSN") business to College Sports Television, Inc., a subsidiary of NCSN, Inc. (collectively referred to as "NCSN"), for a purchase price of $3.02 million in cash (which included working capital adjustments calculated as of the closing), a convertible note in the aggregate principal amount of $4.25 million and warrants to purchase 580,601 shares of stock of College Sports Television, Inc., pursuant to the Purchase and Sale Agreement (the "Purchase Agreement"), dated as of November 18, 2003, between the Company and NCSN (the "Asset Sale"). The assets that were sold relate to the Company's Official College Sports Network business, which provided online brand management and content delivery to universities, colleges and athletic conferences, and included intellectual property and related goodwill, accounts and notes receivable, computers, equipment, furniture, fixtures, leased real property, customer contracts and license agreements. NCSN also assumed substantially all of the Company's liabilities relating to the OCSN business.

         All of the proceeds received by the Company from the Asset Sale were used to satisfy the Company's debt to Reservoir Capital Partners, L.P., Scholar, Inc. and Mr. John Katzman, its secured lenders. Scholar, Inc. is an entity formed by Raymond V. Sozzi, Jr., the Company's chairman of the board, president and chief executive officer, and other stockholders of the Company, including Pentagram Partners, L.P., which is an affiliate of Atlas II, L.P., and Greylock IX Limited Partnership, of which William S. Kaiser, a member of the Company's board of directors, is a general partner. Mr. Katzman is a former member of the Company's board of directors.

         On March 16, 2004, the Company consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of November 18, 2003, by and among Athena Ventures Parent, Inc. ("Athena"), a Delaware corporation owned by Mr. Sozzi, Athena Ventures Acquisition Sub, Inc., a wholly owned subsidiary of Athena ("Athena Sub"), and the Company. Pursuant to the Merger Agreement, Athena Sub was merged with and into the Company, the Company became a wholly-owned subsidiary of Athena, and each outstanding share of the Company's common stock, $0.01 par value per share (the "Common Stock"), was converted into and represents the right to receive $1.05 in cash per share (the "Merger"). The Company will operate as a wholly-owned subsidiary of Athena. As a result of the Merger, shares of Common Stock of the Company will no longer be traded on the OTC Bulletin Board and will be de-registered with the Securities and Exchange Commission.

         The terms of the Purchase Agreement and the Merger Agreement were determined on the basis of arms-length negotiations, between a special committee of the Company's board of directors composed of John M. Connolly and Charles E. Young, and NSCN, in the case of the Asset Sale, and Mr. Sozzi, in the case of the Merger.

         Prior to the execution of the Purchase Agreement, to the best knowledge of the Company, neither the Company nor any of its affiliates, any director or officer of the Company, nor any associate of any such director or officer had any material relationship with NCSN. Prior to the execution of the Merger Agreement, to the best knowledge of the Company, neither the Company nor any of its affiliates, any director or officer of the Company, nor any associate of any such director or officer had any material relationship with Athena or Athena Sub other than Mr. Sozzi, who is the chairman of the board, president and chief executive officer of the Company, the sole stockholder, director and officer of Athena and the sole director and officer of Athena Sub.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements of the Business Acquired.

            Not applicable.

(b)    Pro Forma Financial Information.

            Not Applicable.

(c)    Exhibits.

            See the Exhibit Index attached hereto.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  STUDENT ADVANTAGE, INC.
                                  (Registrant)


Date: March 16, 2004              By: /s/  Raymond V. Sozzi, Jr.
                                           -------------------------------------
                                           Raymond V. Sozzi, Jr.,
                                           President and Chief Executive Officer



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                                 EXHIBIT INDEX



2.1 Purchase and Sale Agreement between Student Advantage, Inc. and NCSN, Inc. dated as of November 18, 2003 (incorporated herein by reference to Exhibit 99.1 to Student Advantage, Inc.'s Current Report on Form 8-K dated November 18, 2003 and filed on November 20, 2003).

2.2 Agreement and Plan of Merger by and among Athena Ventures Parent, Inc., Athena Ventures Acquisition Sub, Inc. and Student Advantage, Inc. dated as of November 18, 2003 (incorporated herein by reference to Exhibit 99.2 to Student Advantage, Inc.'s Current Report on Form 8-K dated November 18, 2003 and filed on November 20, 2003).